EXHIBIT 23.2


            LABONTE & CO.                        #610 - 938 HOWE STREET
________________________________________         VANCOUVER, BC  CANADA
C H A R T E R E D A C C O U N T A N T S          V6Z 1N9
________________________________________         TELEPHONE      (604) 682-2778
                                                 FACSIMILE      (604) 689-2778
                                                 EMAIL        INTO@LABONTECO.COM




November 17, 2003


U.S. Securities and Exchange Commission
Division of Corporate Finance
450 Fifth Street, N.W.
Washington, D.C. 20549


RE:  PETROGEN CORP. - S-8 REGISTRATION OF 2,650,000 SHARES
__________________________________________________________

Dear Sir/Madame:

We hereby consent to the incorporation by reference therein of our Auditors' Report dated March 15, 2003 to the Stockholders and Board of Directors with respect to the financial statements of the Company included in its annual report filed with the U.S. Securities and Exchange Commission for the fiscal year ended December 31, 2002 on Form 10-KSB.


Sincerely,

"LABONTE& CO."

LABONTE & CO.,
CHARTERED ACCOUNTANTS